EXHIBIT 10.6
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                  AMENDMENT NUMBER FIVE TO EMPLOYMENT AGREEMENT


This Amendment between Louis P. Scheps ("Mr. Scheps") and CAS Medical Systems, Inc. ("CAS") amends an Employment Agreement, dated as of September 1, 1993, between Mr. Scheps and CAS, as amended prior to the date hereof (the "Agreement"). Except as otherwise specifically provided in this Amendment, the Agreement remains in full force and effect.

1.   Term

     The first two sentences of Section I of the Agreement are deleted and the following is substituted in their place:

     "Mr. Scheps is employed by CAS as President and Chief Executive Officer, and shall serve as a director of CAS if so elected by CAS' stockholders, in each case through August 31, 2005.

2.   Compensation

     Section 2 of the Agreement is modified to reflect an annual salary of $262,500.

3.   Termination

     The following replaces in its entirety that portion of Section 3 of the Agreement added by the September 1998 Amendment Number 1 of the Agreement:


          "If a Change of Control (as hereinafter defined) occurs, and upon such Change of Control occurring, this Agreement is not extended for a period of one year following the stated termination date of this Agreement, then Mr. Scheps shall be paid a lump sum of $262,500 on such stated termination date."

          If a Change of Control occurs and Mr. Scheps' employment terminates for any reason after such Change of Control occurs, including termination by Mr. Scheps, Mr. Scheps will be paid a lump sum of $262,500 within ten (10) days of such termination.

          "Change of Control" means (i) a sale of all or substantially all of CAS' assets, (ii) a merger involving CAS in which CAS is not the survivor and the CAS stockholders prior to the merger control less than fifty percent of the voting stock of the surviving entity, (iii) a sale by the CAS stockholders to an acquirer or acquirers action in concert of more than a majority of the then outstanding stock of CAS owned by the CAS stockholders, or (iv) any event similar to any of the foregoing.

     IN WITNESS of the foregoing, the parties have executed this Amendment as of September 1, 2004.


CAS MEDICAL SYSTEMS, INC.


By: /s/ Jerome Baron                      By: /s/ Louis P. Scheps
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    Jerome Baron                              Louis P. Scheps



By: /s/ Lawrence S. Burstein              By: /s/ Saul S. Milles, M.D.
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    Lawrence S. Burstein                      Saul S. Milles, M.D.